Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Harlow Sumerford
615-344-2688	615-344-1851

HCA Reports Fourth Quarter 2019 Results

and Provides 2020 Guidance

Board Authorizes Additional $2 Billion Share Repurchase Program

and Increases Quarterly Dividend

Nashville, Tenn., January 28, 2020 – HCA Healthcare, Inc. (NYSE: HCA) today announced financial and operating results for the fourth quarter ended December 31, 2019.

Key fourth quarter metrics (all percentage changes compare 4Q 2019 to 4Q 2018 unless otherwise noted):

•	Revenues totaled $13.523 billion

•	Net income attributable to HCA Healthcare, Inc. totaled $1.071 billion, or $3.09 per diluted share

•	Adjusted EBITDA totaled $2.738 billion

•	Cash flows from operating activities totaled $2.505 billion

•	Same facility admissions and same facility equivalent admissions increased 4.7 percent and 5.0 percent, respectively

Revenues in the fourth quarter of 2019 increased to $13.523 billion, compared to $12.274 billion in the fourth quarter of 2018. Net income attributable to HCA Healthcare, Inc. totaled $1.071 billion, or $3.09 per diluted share, compared to $1.064 billion, or $3.01 per diluted share, in the fourth quarter of 2018. Results for the fourth quarter of 2018 included gains on sales of facilities of $8 million, or $0.02 per diluted share. In the fourth quarter of 2018 we recorded a $67 million, or $0.19 per diluted share, favorable adjustment to our deferred tax assets and liabilities related to the impact of the Tax Cuts and Jobs Act.

For the fourth quarter of 2019, Adjusted EBITDA totaled $2.738 billion, compared to $2.508 billion in the fourth quarter of 2018. Adjusted EBITDA is a non-GAAP financial measure. A table providing supplemental information on Adjusted EBITDA and reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

During the fourth quarter of 2018, the Company incurred additional expenses and experienced losses of revenues estimated at $31 million, or $0.07 per diluted share, associated with Hurricane Michael’s impact on our Florida panhandle facilities. This amount is prior to any potential insurance recoveries. Also, during the fourth quarter of 2018, the Company recorded a benefit of $49 million, or $0.11 per diluted share, from an insurance recovery related to Hurricane Harvey business interruption losses incurred during 2017.

Same facility admissions and same facility equivalent admissions increased 4.7 percent and 5.0 percent, respectively, in the fourth quarter of 2019 compared to the prior year period. Same facility emergency room visits increased 6.7 percent in the fourth quarter of 2019, compared to the prior year period. Same facility inpatient surgeries increased 2.1 percent, and same facility outpatient surgeries increased 1.8 percent in the fourth quarter of 2019, compared to the same period of 2018. Same facility revenue per equivalent admission increased 1.1 percent in the fourth quarter of 2019, compared to the fourth quarter of 2018.

Salaries and benefits, supplies and other operating expenses totaled $10.805 billion, or 79.8 percent of revenues, in the fourth quarter of 2019, compared to $9.770 billion, or 79.6 percent of revenues, in the fourth quarter of 2018.

Year Ended December 31, 2019

Revenues for the year ended December 31, 2019 totaled $51.336 billion, compared to $46.677 billion in the year ended December 31, 2018. Net income attributable to HCA Healthcare, Inc. was $3.505 billion, or $10.07 per diluted share, compared to $3.787 billion, or $10.66 per diluted share, for the year ended December 31, 2018. Results for the year ended December 31, 2019 include gains on sales of facilities of $18 million, or $0.04 per diluted share, and losses on retirement of debt of $211 million, or $0.47 per diluted share. Results for 2018 included gains on sales of facilities of $428 million, or $0.91 per diluted share, and losses on retirement of debt of $9 million, or $0.02 per diluted share.

For 2019, Adjusted EBITDA totaled $9.857 billion compared to $8.949 billion in 2018. Adjusted EBITDA is a non-GAAP financial measure. A table providing supplemental information on Adjusted EBITDA and reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

Balance Sheet and Cash Flows from Operations

As of December 31, 2019, HCA Healthcare, Inc.’s balance sheet reflected cash and cash equivalents of $621 million, total debt of $33.722 billion, and total assets of $45.058 billion. During the fourth quarter of 2019, capital expenditures totaled $1.274 billion, excluding acquisitions. Cash flows provided by operating activities in the fourth quarter totaled $2.505 billion, compared to $2.175 billion in the fourth quarter of 2018.

During the fourth quarter of 2019, the Company repurchased 2.069 million shares of its common stock at a cost of $272 million, and during the year ended December 31, 2019, repurchased 7.949 million shares of its common stock at a cost of $1.031 billion. The Company had $1.241 billion remaining under its existing repurchase authorization as of December 31, 2019.

Share Repurchase Program

The HCA Healthcare, Inc. Board of Directors has authorized an additional share repurchase program for up to $2 billion of the Company’s outstanding common stock. Repurchases will be made in accordance with applicable securities laws and may be made at management’s discretion from time to time in the open market, through privately negotiated transactions, or otherwise. The repurchase program has no time limit and may be suspended for periods or discontinued at any time.

Dividend

HCA today announced that its Board of Directors declared a quarterly cash dividend of $0.43 per share on the Company’s common stock. The dividend will be paid on March 31, 2020 to stockholders of record at the close of business on March 2, 2020.

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations and contractual restrictions. Future dividends are expected to be funded by future cash flows from operations.

2020 Guidance

Today, HCA issued the following estimated guidance for 2020:

2020 Guidance Range
Revenues	$53.5 to $55.5 billion
Adjusted EBITDA	$10.25 to $10.65 billion
EPS (diluted)	$11.30 to $12.10 per diluted share
Capital Expenditures	$4.0 to $4.2 billion

The Company’s 2020 guidance contains a number of assumptions and excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claims costs and impairment of long-lived assets.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling forecasted net income attributable to HCA Healthcare, Inc. to forecasted Adjusted EBITDA is included in this release.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

Annual Stockholders’ Meeting

The Company’s 2020 annual stockholders’ meeting will be held in Nashville, Tennessee on May 1, 2020 at 2:00 p.m. local time for stockholders of record as of March 9, 2020.

Earnings Conference Call

HCA will host a conference call for investors at 9:00 a.m. Central Standard Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at https://event.webcasts.com/starthere.jsp?ei=1279390&tp_key=c73d4ed596 or through the Company’s Investor Relations web page at www.hcahealthcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s financial guidance for the year ending December 31, 2020, as well as other statements that do not relate solely to historical or current facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), including the effects of court challenges to, any repeal of, or changes to, the Affordable Care Act or additional changes to its implementation, the possible enactment of additional federal or state health care reforms and possible changes to other federal, state or local laws or regulations affecting the health care industry, including single-payer proposals (often referred to as “Medicare for All”), (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011, and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs or Medicaid waiver programs, that may impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (9) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence of and effects related to infectious diseases, (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) the impact of potential cybersecurity incidents or security breaches, (22) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and the impact of interoperability requirements, (23) the impact of natural disasters, such as hurricanes and floods, or similar events beyond our control, (24) the effects of the 2017 Tax Cuts and Jobs Act, including potential legislation or interpretive guidance that may be issued by federal and state taxing authorities or other standard-setting bodies, and (25) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2018 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

Fourth Quarter

(Dollars in millions, except per share amounts)

	2019		2018
	Amount	Ratio	Amount	Ratio
Revenues	$13,523	100.0%	$12,274	100.0%

Salaries and benefits	6,105	45.1	5,485	44.7
Supplies	2,232	16.5	2,002	16.3
Other operating expenses	2,468	18.2	2,283	18.6
Equity in earnings of affiliates	(20)	(0.1)	(4)	—
Depreciation and amortization	694	5.2	581	4.8
Interest expense	438	3.2	446	3.6
Gains on sales of facilities	(1)	—	(8)	(0.1)

	11,916	88.1	10,785	87.9

Income before income taxes	1,607	11.9	1,489	12.1

Provision for income taxes	334	2.5	244	2.0

Net income	1,273	9.4	1,245	10.1

Net income attributable to noncontrolling interests	202	1.5	181	1.4

Net income attributable to HCA Healthcare, Inc.	$1,071	7.9	$1,064	8.7

Diluted earnings per share	$3.09		$3.01

Shares used in computing diluted earnings per share (millions)	346.791		352.876

Comprehensive income attributable to HCA Healthcare, Inc.	$1,072		$1,044

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

For the Years Ended December 31, 2019 and 2018

(Dollars in millions, except per share amounts)

	2019		2018
	Amount	Ratio	Amount	Ratio
Revenues	$51,336	100.0%	$46,677	100.0%

Salaries and benefits	23,560	45.9	21,425	45.9
Supplies	8,481	16.5	7,724	16.5
Other operating expenses	9,481	18.5	8,608	18.5
Equity in earnings of affiliates	(43)	(0.1)	(29)	(0.1)
Depreciation and amortization	2,596	5.0	2,278	4.9
Interest expense	1,824	3.6	1,755	3.8
Gains on sales of facilities	(18)	—	(428)	(0.9)
Losses on retirement of debt	211	0.4	9	—

	46,092	89.8	41,342	88.6

Income before income taxes	5,244	10.2	5,335	11.4

Provision for income taxes	1,099	2.1	946	2.0

Net income	4,145	8.1	4,389	9.4

Net income attributable to noncontrolling interests	640	1.3	602	1.3

Net income attributable to HCA Healthcare, Inc.	$3,505	6.8	$3,787	8.1

Diluted earnings per share	$10.07		$10.66

Shares used in computing diluted earnings per share (millions)	348.226		355.303

Comprehensive income attributable to HCA Healthcare, Inc.	$3,426		$3,779

HCA Healthcare, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	December 31,	September 30,	December 31,
	2019	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$621	$559	$502
Accounts receivable	7,380	7,131	6,789
Inventories	1,849	1,769	1,732
Other	1,346	1,310	1,190

Total current assets	11,196	10,769	10,213

Property and equipment, at cost	47,235	46,295	42,965
Accumulated depreciation	(24,520)	(24,293)	(23,208)

	22,715	22,002	19,757

Investments of insurance subsidiaries	315	357	362
Investments in and advances to affiliates	249	243	232
Goodwill and other intangible assets	8,269	8,160	7,953
Right-of-use operating lease assets	1,834	1,770	—
Other	480	611	690

	$45,058	$43,912	$39,207

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,905	$2,610	$2,577
Accrued salaries	1,775	1,669	1,580
Other accrued expenses	2,932	2,697	2,624
Long-term debt due within one year	145	148	788

Total current liabilities	7,757	7,124	7,569

Long-term debt, less debt issuance costs and discounts of $239, $244 and $157	33,577	34,097	32,033
Professional liability risks	1,370	1,349	1,275
Right-of-use operating lease obligations	1,499	1,440	—
Income taxes and other liabilities	1,420	1,349	1,248

EQUITY (DEFICIT)
Stockholders’ deficit attributable to HCA Healthcare, Inc.	(2,808)	(3,565)	(4,950)
Noncontrolling interests	2,243	2,118	2,032

Total deficit	(565)	(1,447)	(2,918)

	$45,058	$43,912	$39,207

HCA Healthcare, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

(Dollars in millions)

	2019	2018
Cash flows from operating activities:
Net income	$4,145	$4,389
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	(326)	(423)
Inventories and other assets	(158)	(242)
Accounts payable and accrued expenses	396	698
Depreciation and amortization	2,596	2,278
Income taxes	250	74
Gains on sales of facilities	(18)	(428)
Losses on retirement of debt	211	9
Amortization of debt issuance costs and discounts	30	31
Share-based compensation	347	268
Other	129	107

Net cash provided by operating activities	7,602	6,761

Cash flows from investing activities:
Purchase of property and equipment	(4,158)	(3,573)
Acquisition of hospitals and health care entities	(1,682)	(1,253)
Disposition of hospitals and health care entities	61	808
Change in investments	25	57
Other	34	60

Net cash used in investing activities	(5,720)	(3,901)

Cash flows from financing activities:
Issuance of long-term debt	6,451	2,000
Net change in revolving credit facilities	(560)	(640)
Repayment of long-term debt	(5,324)	(1,704)
Distributions to noncontrolling interests	(542)	(441)
Payment of debt issuance costs	(73)	(25)
Payment of dividends	(550)	(487)
Repurchase of common stock	(1,031)	(1,530)
Other	(142)	(248)

Net cash used in financing activities	(1,771)	(3,075)

Effect of exchange rate changes on cash and cash equivalents	8	(15)

Change in cash and cash equivalents	119	(230)
Cash and cash equivalents at beginning of period	502	732

Cash and cash equivalents at end of period	$621	$502

Interest payments	$1,914	$1,744
Income tax payments, net	$849	$872

HCA Healthcare, Inc.

Operating Statistics

	Fourth Quarter		For the Years Ended December 31,
	2019	2018	2019	2018
Operations:
Number of Hospitals	184	179	184	179
Number of Freestanding Outpatient Surgery Centers	123	123	123	123
Licensed Beds at End of Period	49,035	47,199	49,035	47,199
Weighted Average Licensed Beds	48,911	47,159	48,480	46,857
Reported:
Admissions	540,194	503,371	2,108,927	2,003,753
% Change	7.3%		5.2%
Equivalent Admissions	933,996	865,255	3,646,335	3,420,406
% Change	7.9%		6.6%
Revenue per Equivalent Admission	$14,478	$14,186	$14,079	$13,647
% Change	2.1%		3.2%
Inpatient Revenue per Admission	$14,842	$14,555	$14,436	$13,927
% Change	2.0%		3.7%
Patient Days	2,601,233	2,438,963	10,268,899	9,732,115
% Change	6.7%		5.5%
Equivalent Patient Days	4,497,531	4,192,482	17,754,926	16,612,720
% Change	7.3%		6.9%
Inpatient Surgery Cases	145,584	138,625	566,635	548,220
% Change	5.0%		3.4%
Outpatient Surgery Cases	266,483	256,240	1,009,947	971,537
% Change	4.0%		4.0%
Emergency Room Visits	2,350,988	2,174,606	9,161,129	8,764,431
% Change	8.1%		4.5%
Outpatient Revenues as a Percentage of Patient Revenues	38.7%	38.2%	38.7%	38.2%
Average Length of Stay (days)	4.815	4.845	4.869	4.857
Occupancy	57.8%	56.2%	58.0%	56.9%

Same Facility:
Admissions	511,928	488,870	2,002,001	1,947,437
% Change	4.7%		2.8%
Equivalent Admissions	878,468	836,457	3,431,430	3,316,485
% Change	5.0%		3.5%
Revenue per Equivalent Admission	$14,343	$14,183	$13,979	$13,664
% Change	1.1%		2.3%
Inpatient Revenue per Admission	$14,859	$14,610	$14,469	$13,945
% Change	1.7%		3.8%
Inpatient Surgery Cases	137,263	134,471	535,727	530,148
% Change	2.1%		1.1%
Outpatient Surgery Cases	251,693	247,362	954,207	938,865
% Change	1.8%		1.6%
Emergency Room Visits	2,245,196	2,104,915	8,745,775	8,503,941
% Change	6.7%		2.8%

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	Fourth Quarter		For the Years Ended December 31,
	2019	2018	2019	2018
Revenues	$13,523	$12,274	$51,336	$46,677

Net income attributable to HCA Healthcare, Inc.	$1,071	$1,064	$3,505	$3,787
Gains on sales of facilities (net of tax)	—	(6)	(13)	(324)
Losses on retirement of debt (net of tax)	—	—	162	7

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt (a)	1,071	1,058	3,654	3,470
Depreciation and amortization	694	581	2,596	2,278
Interest expense	438	446	1,824	1,755
Provision for income taxes	333	242	1,143	844
Net income attributable to noncontrolling interests	202	181	640	602

Adjusted EBITDA (a)	$2,738	$2,508	$9,857	$8,949

Adjusted EBITDA margin (a)	20.3%	20.4%	19.2%	19.2%
Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$3.09	$3.01	$10.07	$10.66
Gains on sales of facilities	—	(0.02)	(0.04)	(0.91)
Losses on retirement of debt	—	—	0.47	0.02

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt (a)	$3.09	$2.99	$10.50	$9.77

Shares used in computing diluted earnings per share (millions)	346.791	352.876	348.226	355.303

(a)

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2020 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending December 31, 2020
	Low	High
Revenues	$53,500	$55,500

Net income attributable to HCA Healthcare, Inc. (a)	$3,875	$4,150
Depreciation and amortization	2,790	2,820
Interest expense	1,760	1,780
Provision for income taxes	1,160	1,225
Net income attributable to noncontrolling interests	665	675

Adjusted EBITDA (a) (b)	$10,250	$10,650

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$11.30	$12.10
Shares used in computing diluted earnings per share (millions)	342.200	342.200

The Company’s forecasted guidance range is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)

The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets because the Company does not believe that it can forecast these items with sufficient accuracy.

(b)

Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.